UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 18, 2013

HARBINGER GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor New York, NY 10023 (Address of principal executive offices)

(212) 906-8555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 18, 2013, Spectrum Brands, Inc. (“Spectrum Brands”), a majority indirectly-owned subsidiary of Harbinger Group Inc., announced that it had entered into the First Amendment and Restatement Agreement, pursuant to which Spectrum Brands amended and restated its Credit Agreement, dated as of December 17, 2012, by and among Spectrum Brands, SB/RH Holdings, LLC, Spectrum Brands Canada, Inc., as Canadian borrower, Deutsche Bank AG New York Branch, as administrative agent, and the lenders party thereto from time to time. Concurrently with the foregoing, Spectrum Brands also closed on $215 million of term loans, and entered into other amendments to its loan documents, and its wholly-owned subsidiary, Spectrum Brands Europe GmbH, closed on €225 million in term loans. Interested parties should read Spectrum Brands’ announcements and public filings regarding the foregoing matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HARBINGER GROUP INC.

By:	/s/ Ehsan Zargar
Name: Ehsan Zargar
Title: Senior Vice President, Deputy General Counsel & Corporate Secretary

Dated:  December 20, 2013